SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 13, 2003

ELSINORE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of

Incorporation or Organization)

001-07831	88-0117544
(Commission File Number)	(I.R.S. Employer
Identification No.)

2330 Paseo Del Prado, Suite C308

Las Vegas, Nevada 89102

(Address of Principal Executive Offices) (Zip Code)

(702) 387-5115

(Registrant’s telephone number,

including area code)

202 Fremont Street

Las Vegas, Nevada 89101

(Former address, if Changed Since Last Report)

Item 2.    Disposition of Assets.

On July 31, 2003, Elsinore Corporation (“Elsinore” or the “Company”) completed the sale of all of the capital stock of its wholly-owned subsidiary, Four Queens, Inc., a Nevada corporation doing business as the Four Queens Hotel & Casino (the “Four Queens”), to TLC Casino Enterprises, Inc., a Nevada corporation (“TLC”), for $20.5 million. Four Queens was Elsinore’s sole operating asset and the capital stock of Four Queens was substantially all of Elsinore’s assets.

Elsinore’s Board of Directors anticipates that it will adopt a plan of dissolution and begin the process of winding-up and dissolving Elsinore. Elsinore used a portion of the proceeds from the sale to pay its outstanding indebtedness, and to pay accrued and unpaid dividends on Elsinore’s outstanding 6% cumulative convertible preferred stock (the “Preferred Stock”). At August 1, 2003, the date the payments were made, Elsinore had outstanding debt, including accrued and unpaid interest, of $5,380,489 and had outstanding approximately 50,000,000 shares of Preferred Stock, with accumulated accrued and unpaid dividends of $5,860,815. Following the anticipated conversion of the Preferred Stock, Elsinore would have approximately 940 common stockholders. After establishing an adequate reserve for the anticipated wind-up of Elsinore’s affairs, the remaining funds are expected to be paid to the holders of Elsinore’s common stock on a pro rata basis. Once all remaining obligations have been satisfied and Elsinore is dissolved, the remaining assets, if any, are expected to be distributed a second time to the holders of Elsinore’s common stock.

A copy of the Stock Purchase Agreement, dated April 29, 2003 by and between TLC and Elsinore, was previously filed as Exhibit A to the registrant’s definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on June 27, 2003 (the “Information Statement”). For additional information regarding the transactions described herein, please refer to the Information Statement or to the Company’s quarterly report filed on Form 10-Q for the period ending March 31, 2003.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. Certain information included herein and in other materials filed with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward looking, such as statements relating to the anticipated dissolution of Elsinore, the establishment of a reserve for the anticipated wind-up of Elsinore’s affairs and the expectation that Elsinore will make distributions to its stockholders from the proceeds of the sale of the capital stock of the Four Queens. Such forward-looking statements involve important known and unknown risks and uncertainties that could cause actual results and liquidity to differ materially from those expressed or anticipated in any forward-looking statements. Such risks and uncertainties include, but are not limited to, general economic conditions; expenses incurred in connection with the transaction; liabilities and indemnification obligations which may be incurred by the Company; the amount of funds that Elsinore must reserve for liabilities Elsinore must satisfy in its anticipation of the wind-up of its business; actions taken or omitted to be taken by third parties; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Accordingly, actual results may differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform

Act of 1995, and, as such, speak only as of the date made. The Company undertakes no obligation to revise publicly these forward-looking statements to reflect subsequent events or circumstances.

Item 7.    Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Pro forma financial information is included herein.

(c)    Not applicable.

PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

On July 31, 2003, Elsinore completed the sale of all of the capital stock of the Four Queens to TLC for $20.5 million. Four Queens was Elsinore’s sole operating asset and the capital stock of Four Queens was substantially all of Elsinore’s assets.

Elsinore used a portion of the proceeds from the sale to pay its outstanding indebtedness, and to pay accrued and unpaid dividends on the Preferred Stock. At August 1, 2003, the date the payments were made, Elsinore had outstanding debt, including accrued and unpaid interest, of $5,380,489 and had outstanding approximately 50,000,000 shares of Preferred Stock, with accumulated accrued and unpaid dividends of $5,860,815.

Elsinore’s Board of Directors anticipates that it will adopt a plan of dissolution and begin the process of winding-up and dissolving Elsinore. Following the anticipated conversion of the Preferred Stock, Elsinore would have approximately 940 common stockholders. After establishing an adequate reserve for the anticipated winding-up of Elsinore’s affairs, the remaining funds are expected to be paid to the holders of Elsinore’s common stock on a pro rata basis. Once all remaining obligations have been satisfied and Elsinore is dissolved, the remaining assets, if any, are expected to be distributed a second time to the holders of Elsinore’s common stock.

The following pro forma consolidated balance sheet as of March 31, 2003, gives pro forma effect to the stock sale transaction, and does not include the effects of the proposed dissolution and liquidation. Pro forma consolidated statements of operations are not presented because the Company has no operations following the sale of Four Queens.

The pro forma adjustments are described in the notes hereto and are based upon available information and certain assumptions that Elsinore’s Board believes are reasonable under the circumstances.

Elsinore Corporation and Subsidiaries

Pro Forma Consolidated Balance Sheet

March 31, 2003 (Unaudited)

(Dollars in Thousands)

	Historical, As Reported	Pro Forma Adjustments			Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$6,024	($5,617)	(a	)
		20,500	(a	)
		(5,171)	(c	)
		(5,407)	(d	)	$10,329
Accounts receivable net, less allowance for doubtful accounts of $162	533	(519)	(a	)	14
Inventories	383	(383)	(a	)	—
Prepaid expenses	1,561	(1,490)	(a	)	71

Total current assets	8,501	1,913			10,414
Property and equipment, net	18,522	(18,522)	(a	)	—
Other assets	2,188	(1,856)	(a	)	332

Total assets	$29,211	($18,465)			$10,746

(continued)

Elsinore Corporation and Subsidiaries

Pro Forma Consolidated Balance Sheet

March 31, 2003 (Unaudited)

(Dollars in Thousands)

	Historical, As Reported	Pro Forma Adjustments			Pro Forma
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,216	($1,216)	(a	)	$—
Accrued interest	69	(2)	(a	)
		(67)	(c	)	—
Accrued expenses	5,214	(4,867)	(a	)
		453	(b	)
		150	(e	)
		153	(f	)	953
Current portion of long-term debt	343	(334)	(a	)	9

Total current liabilities	6,842	(5,880)			962

Long-Term Liabilities:
Capital lease obligations	1,197	(1,197)	(a	)	—
Notes payable	5,375	(271)	(a	)
		(5,104)	(c	)	—

Total long-term liabilities	6,572	(6,572)			—
Total liabilities	13,414	(12,452)			962

Shareholders’ Equity:
Common stock, $.001 par value per share. Authorized 100,000,000 shares. Issued and outstanding 4,993,965 shares.	5	—			5
Preferred Stock, no par value. Authorized 50,000,000 shares.	23,407	(5,407)	(d	)	18,000
Additional paid-in capital	4,230	—			4,230
Accumulated deficit	(11,845)	(453)	(b	)
		(150)	(e	)
		(153)	(f	)	(12,451)

Total shareholders’ equity	15,797	(6,013)			9,784

Total liabilities and shareholders’ equity	$29,211	($18,465)			$10,746

See accompanying Notes to Pro Forma Consolidated Financial Statements.

Elsinore Corporation and Subsidiaries

Notes to Pro Forma Consolidated Balance Sheets (Unaudited)

a)	To record the sale of the Four Queens which reflects the proceeds from the sale and the elimination of Four Queens’ assets and liabilities.

b)	To accrue severance liability, associated employer taxes and COBRA benefits resulting from the termination of Mr. Madow and Ms. Mastromarino’s Employment Agreements.

c)	To record the payoff of the MWV Notes and related accrued interest upon consummation of the sale.

d)	To record the payment of the Preferred Stock dividend upon consummation of the sale.

e)	To accrue performance bonuses in the amount of $75,000 each to Mr. Madow and Ms. Mastromarino, as compensation for their efforts in facilitating, effectuating and consummating the closing of the stock sale transaction.

f)	To accrue Kennedy-Wilson International broker commission payment in connection with the consummation of the stock sale transaction.

COMPARATIVE PER SHARE DATA

The following table sets forth historical book value per share data and unaudited pro forma book value per share data to reflect the sale of the capital stock of Four Queens. The pro forma data is not necessarily indicative of the Company’s actual or future financial position that would have occurred or will occur in conjunction with the sale of the capital stock of Four Queens. The data presented below should be read in conjunction with the Pro Forma Consolidated Balance Sheets (Unaudited) set forth under “Pro Forma Consolidated Balance Sheets (Unaudited),” above. Historical and pro forma book value per share is calculated by dividing stockholders’ equity at the end of the period by the number of shares of Common Stock outstanding (on an as-converted basis) at the end of the period.

Three Months Ended March 31, 2003
Book value per share:
Historical data	$0.16

Pro forma data	$0.10

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELSINORE CORPORATION

Date: August 13, 2003	By:	/s/ JOANN MCNIFF
Joann McNiff, President